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         P A R A M O U N T  C A P I T A L
         INCORPORATED MEMBER: NASD, SIPC

                                                             February 29, 1996

              Sparta Pharmaceuticals, Inc.
              Westpark Corporate Center, Suite 110
              4364 S. Alston Ave.
              Durham, NC 27713

              Dear Sirs:

                  1. This is to confirm our understanding that Paramount Capital, Inc. ("Paramount") has been engaged as a non-exclusive financial advisor of Sparta Pharmaceuticals, Inc. (the "Company") for an initial period of twenty-four (24) months commencing on the date hereof (as extended pursuant to Paragraph 10 hereto, or by mutual agreement of the parties hereto, the "Term"). In its role as financial advisor, Paramount will maintain its familiarity with the business, operations, properties, financial condition, prospects and management of the Company and assist the Company in:
              (a) identifying prospective strategic partners, acquirors and/or investors; (b) evaluating offers received from prospective partners, acquirors and/or investors; and (c) conducting discussions and negotiations leading toward the consummation of a strategic partnership, merger or an investment. Paramount agrees to use its reasonably diligent efforts in rendering the services hereunder as reasonably requested by the Company. In addition, any fee otherwise due hereunder solely on account of introductions made prior to the date hereof shall not be due unless Paramount shall have participated in some way in effecting such transactions, if requested by the Company.

                  2. The Company will pay Paramount a non-refundable retainer fee for Paramount's services hereunder of $3,000 per month for twenty-four (24) months. The first payment shall be due within ten days of the date hereof and thereafter payable on the fifteenth day of each month during the Term.

                  The Company also agrees to  pay in cash all reasonable out-of-
              pocket expenses incurred by Paramount in providing its services hereunder, including fees and disbursements of Paramount's counsel, such expenses to be paid upon submission of a bill or bills by Paramount from time to time. However, any expenses which in the aggregate exceed $1,000 for any month will require the prior written approval of the Company. Fees and expenses of consultants or experts shall not be included unless approved by the Company.

                  3. Upon the Closing of each Investment (as defined below) during the Term or during the twelve-month period following the expiration or earlier termination of the Term, the Company shall pay to Paramount a fee in an amount equal to 9 % of the aggregate value of such Investment and shall issue to Paramount warrants to purchase an amount of securities equal to 10 % of the securities sold as part of such Investment at an exercise price of 110% of the price of such securities, exercisable until five years from the date of issuance of such warrants. For
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         the purposes of this Agreement, an Investment  shall be any purchase of
         securities  of   the  Company  from  the  Company   (other  than  "firm
         commitment" or "best efforts" underwritings, purchases by employees, directors, officers and consultants of the Company and any financing contemplated by the Letter of Intent dated January 10, 1996 between the parties hereto) which is made during the Term or during the twelve-month period following the expiration of the Term by an investor first introduced to the Company by or through Paramount during or prior to the Term.

             4. (a) If the Company enters into an agreement with a party first introduced to the Company by or through Paramount during or prior to the Term pursuant to which the Company consummates a sale, merger, consolidation, tender offer, business combination or similar transaction involving a majority of the business assets or stock of the Company in which the Company is not the surviving entity (a "Sale") during the Term, or during the twelve-month period following the expiration or earlier termination of such Term, then the Company shall pay Paramount a fee equal to 6.0% of the aggregate consideration paid to the Company by the acquiror, such fee to be payable in the same consideration as paid to the Company simultaneously with the closing of such Sale, with the exception of Acquiror Future Payments in which case such fees are to be payable at such time, and only if, the Company receives such Acquiror Future Payments.

            (b) If the Company enters into an agreement with an investor first introduced to the Company by or through Paramount during or prior to the Term pursuant to which the Company consummates a transaction wherein the Company acquires all or substantially all of the business assets or stock of another entity in which the Company is the surviving entity (an "Acquisition") during the Term, or during the twelve-month period following the expiration of such Term, then the Company shall pay Paramount a fee equal to 6.0% of the aggregate consideration paid by the Company to the entity acquired, such fee to be payable in the same consideration as paid by the Company simultaneously with the closing of such Acquisition, with the exception of Acquiror Future Payments in which case such fees are to be payable at such time, and only if, the Company receives such Acquiror Future Payments.

             (c) For purposes of calculating Paramount's fee under this Paragraph 4, the aggregate consideration paid with respect to the business, assets or stock of the Company shall be equal to the total of all cash, securities and/or other assets paid for such business, assets or stock by the acquiror. Aggregate consideration shall also include:
         (a) any commercial bank or similar indebtedness of the Company that is repaid or for which the responsibility to pay is assumed by the acquiror in connection with such transaction, (b) the greater of the stated value or the liquidation value of preferred stock of the Company that is assumed or acquired by the acquiror that is not converted into common stock upon the consummation of such transaction, only to the extent that the securities into which such preferred stock are convertible are not otherwise included above, and (c) future payments for which the acquiror is obligated either absolutely or upon the attainment of milestones or financial results ("Acquiror Future Payments"). In the event a Sale of the Company or an Acquisition by the Company is consummated through a multiple-step transaction wherein the acquiror is not obligated either

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         absolutely or upon the attainment of milestones or financial results to make future payments to further increase the acquiror's ownership in the Company (the "Multiple-Step Payments"), the Company agrees to pay Paramount a fee on such Multiple-Step Payments, and such fee shall be calculated pursuant to this Paragraph 4. Such fee shall be payable when such Multiple-Step Payments are made and shall be in addition to the fee paid to Paramount in the first step of such transaction.

             5.     If the  Company enters  into an agreement  with an  investor first introduced to the Company by or through Paramount during or prior to the Term pursuant to which the Company consummates a Strategic Alliance(s) (as defined below) during the Term, or during the twelve-month period following the expiration of such Term, then the Company shall pay Paramount a fee equal to 6% of the Aggregate Consideration (as defined below) to be received by the Company, its shareholders or employees in each such transaction; such fee to be payable in the same consideration as paid to the Company simultaneously with the closing of each such transaction, with the exception of payments received by the Company after the closing of such transaction as in Paragraphs 5(c) and 5(d) below, in which case such fees are to be payable at such time, and only if, the Company receives such payments. For the purpose of calculating Paramount's fee under this Paragraph 5, Aggregate Consideration shall include, but not be limited to: (a) all payments made at closing for equity securities, equity security rights or similar rights, (b) technology access fees or similar up-front payments, (c) other future payments to be made to the Company or its employees for which the Strategic Alliance partner(s) (each a "Partner") is obligated either absolutely or upon the attainment of milestones, (d) funding provided by the Partner (through reimbursement or otherwise) relative to research and development, clinical trials and related expenditures if such work is performed by the Company and shall not include funding provided by the Partner (through reimbursement or otherwise) relative to research and development, clinical trials and related expenditures if such work is not performed by the Company and
         (e) the repayment or assumption by the Partner of obligations of the Company, including indebtedness for money borrowed or amounts owed by the Company to inventors or owners of technology. The fee due hereunder on account of payments made under paragraph (d) above shall be 3 %. It is further understood that Aggregate Consideration shall not be reduced by the amount of the fee due Paramount hereunder. Any future rights, commitments, contingent payments and the like (together, "Strategic Alliance Payments") which are part of the Aggregate Consideration shall be valued when actually paid to the Company. A "Strategic Alliance" may include, but is not limited to: (a) joint venture, partnership, license or other contract for the research, development, manufacturing, marketing, distribution, sale or other activity relating to the Company's present and/or future products; (b) the purchase of, or commitment to purchase from the Company, less than a majority of the business, assets or stock of the Company by a Partner(s) with respect to its products and/or technology; (c) the sale of any of the Company's assets or any rights in respect to its products and/or technology; and
         (d) a commitment to provide funding for all or part of the Company's research and development activities, whether such work is performed or managed by the Company or Partner. A "Strategic Alliance" shall not include the Company's transactions with Lexin Pharmaceutical Corporation.


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             For  the  purposes  of   calculating  Paramount's  fee,  securities
         constituting part of Aggregate Consideration that are traded on a national securities exchange or the Nasdaq National Market System shall be valued at the last closing price thereof prior to the date of the consummation or closing of any such transaction. Such securities which are traded over-the-counter shall be valued at the mean between the latest bid and asked prices prior to such date.

             6. In no event shall a fee be payable under more than one of Sections 3, 4 or 5 hereof and if more than one section applies to a transaction, then the fee shall be calculated under Section 5, unless it is not applicable, in which case it shall be calculated under
         Section 4, unless it is not applicable, in which case it shall be calculated under Section 3.

             7. Except as otherwise required by law, any financial advice rendered by Paramount pursuant to this Agreement (and the existence of this Agreement) may not be disclosed publicly in any manner without Paramount' s prior written approval and will be treated by the Company as confidential. The Company will provide Paramount with all financial and other information reasonably requested by Paramount for the purposes of rendering its services pursuant to this Agreement, subject to the execution and delivery of a confidentiality agreement to the Company acceptable to the Company.

             8. All non-public information given to Paramount by the Company will be treated by Paramount as confidential. In this regard, Paramount agrees to enter into such confidentiality agreements which may be reasonably requested by the Company. Paramount may rely, without independent verification, on the accuracy and completeness of any information furnished to Paramount by the Company, subject to its obligations under the securities laws.

             9. The Company agrees to indemnify each of Paramount, the directors, officers, employees and agents thereof (the "Indemnitees"), protect, defend, save and hold each Indemnitee harmless from and against, any and all liabilities, damages, losses, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys' fees) (any of the foregoing, a "Claim") incurred by or asserted against any Indemnitee of whatever kind or nature, arising from, in connection with or occurring as a result of this Agreement or the matters contemplated by this Agreement, unless and to the extent it shall be finally judicially determined that such losses, claims, damages or liabilities arise solely out of the gross negligence or willful misfeasance of Paramount in performing the services which are the subject of this Agreement. The foregoing agreement shall be in addition to any rights that any Indemnitee may have at common law or otherwise. The Company agrees to pay any legal and other expenses for which it is liable under this subsection (a) from time to time (but not more frequently than monthly) within thirty
         (30) days after its receipt of a bill therefor. Promptly after an indemnified party learns of the commencement of any action, it will notify the Company. The Company will be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, and after notice from the Company to the indemnified party, of its election so to assume the defense thereof, the Company will not be liable to the indemnified party, for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of


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         investigation.  The indemnified party  shall have  the right  to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Company if the Company has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that the fees and expenses of such counsel shall be at the expense of the Company if the named parties to any such action (including any impleaded parties) include both the indemnified party or parties and the Company and, in the judgment of the indemnified party, it is advisable for the indemnified party or parties to be represented by separate counsel (in which case the Company shall not have the right to assume the defense of such action on behalf of the indemnified party or parties, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the indemnified party or parties). No settlement of any action against an indemnified party shall be made without the consent of the indemnified party, which consent shall not be unreasonably withheld in light of all factors of importance to the indemnified party.

             10. The Term of this Agreement shall be renewed for consecutive six month periods upon the execution of a written agreement by both parties to extend such Term. The Company may terminate this Agreement in the event that Paramount breaches its confidentiality obligations under this Agreement. Notwithstanding any early termination of this Agreement, the rights to compensation contained in Paragraphs 3, 4 and 5 and to indemnity and reimbursement contained in Paragraph 9 shall survive. In addition, Paramount shall be entitled to the reimbursement of expenses incurred by Paramount as a result of services rendered prior to the date of the termination.

             11.   This  Agreement   shall  be  governed  by  and  construed  in
         accordance with the laws of the State of New York without regard to principles of conflicts of law.

             12. This Agreement shall be binding upon Paramount and the Company and the successors and assigns of Paramount. The Company shall not assign or sell all or substantially all of the Company's business and/or assets without first requiring in writing that such assignee or successor is bound by the provisions of this Agreement. This Agreement shall be subject to amendment only in writing signed by both parties. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior understandings or agreements in so far as they relate specifically to the subject matter hereof.


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             Please  confirm  that  the  foregoing is  in  accordance  with your understanding by signing and returning to us the enclosed duplicate of this letter.

                                               Sincerely yours,

                                               PARAMOUNT CAPITAL, INC.


                                               By: /s/ Linsay A. Rosenwald
                                                  ----------------------------
                                               Name: Lindsay A. Rosenwald, M.D.
                                               Title: Chairman

         Confirmed as of the date hereof:

         SPARTA PHARMACEUTICALS, INC.


         By:  /s/ W. M. Sullivan
              ----------------------------
              Name:  W. M. Sullivan
              Title: Chairman, President & CEO